UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2014

SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 256-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 14, 2014, Symetra Financial Corporation (“Symetra”) announced that applications have been filed with the Washington State Office of the Insurance Commissioner and the Iowa Insurance Division to redomesticate (change jurisdiction of incorporation) its principal life insurance subsidiary, Symetra Life Insurance Company ("the Company"), from Washington to Iowa. Symetra expects the redomestication to further its efforts to grow and to diversify the Company’s product portfolio and risk profile, by permitting the Company to take advantage of state-of-the art statutes and regulations governing the life insurance industry, including regulations relating to derivative transactions. The change in legal domicile is expected to occur mid-year, pending regulatory approvals.  A copy of the press release announcing the filing of the redomestication applications is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Symetra Financial Corporation, dated January 14, 2014, announcing the filing of redomestication applications.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2014	SYMETRA FINANCIAL CORPORATION

	By:	/s/ David S. Goldstein
	Name: Title:	David S. Goldstein Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Symetra Financial Corporation, dated January 14, 2014, announcing the filing of redomestication applications.